LEASE WITH OPTION TO PURCHASE

Commencement Date:	October 1, 2008
Landlord:	Lone Star Fuel Storage and Transfer LLC, a Texas limited liability company
Landlord's Address:	2503 South Blvd., Houston, Texas 77098
Tenant:	Intercontinental Fuels, LLC, a Texas limited liability company
Tenant's Address:	17617 Aldine-Westfield Road, Houston, Texas 77073

Demise: Landlord does hereby lease and let to Tenant, and Tenant does hereby lease and let from Landlord, the land described on Exhibit "A" attached hereto, located at the street address of 17617 Aldine-Westfield Road, Houston, Texas 77073, together with any and all improvements, buildings, fixtures, appurtenances, equipment and all other personal property located thereon and used in connection therewith (the "Premises").

Monthly Rent: Thirty Thousand and No/100 ($30,000.00) per month ("Rent") payable in advance, due on the 1st calendar day of each month during the Term, with the first month's Rent due within five (5) days of the Commencement Date of this Lease, and thereafter beginning on November 1, 2008, and ending on September 1, 2013. The monthly Rent shall increase by 3% on the first anniversary date of the Commencement Date of this Lease and each anniversary date thereafter until the expiration of the Term of this Lease. For example, the Rent payable during the second year of this lease shall be $30,900 per month and the Rent during the third year of this lease shall be $31,827 per month, and so on.

Term: The term (the "Term") of this Lease is five (5) years, beginning on October 1, 2008 (the "Commencement Date") and continuing until October 1, 2013, unless shortened or extended as provided for herein.

Termination Date: Unless sooner terminated or extended as provided herein, the Lease will terminate without further notice when the Term expires, and any holding over by Tenant after the Term expires will neither constitute a renewal of the Lease nor give Tenant any rights under the Lease or to the Premises. For the purposes of this Lease, the date on which this Lease terminates, whether such date is October

1, 2013, or a different date in the event the Term shall be terminated before, or extended beyond, October 1, 2013 in accordance with the provisions of this Lease, shall hereinafter be referred to as the "Termination Date."

Use: Tenant may use the Premises for operating a fuel terminal, including the manufacturing, blending, processing, purchasing, selling, storage, and throughput of fuel, along with administrative and support activities associated with the operation of the fuel terminal.

Amount of Liability Insurance: See Section 12 below,

Clauses and Covenants

A. Tenant agrees to -

1. And does hereby, Lease the Premises beginning on the Commencement Date and ending on the Termination Date.

2. Accept the Premises in its present physical condition "AS IS."

3. Tenant, at Tenant's sole cost and expense shall comply with all laws, ordinances, orders, acts, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition, and occupancy of the Premises.

4. Pay the Monthly Rent, in advance, on the first day of the month during which said rent is due, provided however that the first month's Rent shall be due on the Commencement Date of this Lease, and thereafter beginning on November 1, 2008, to Landlord at Landlord's Address. Payments shall be considered timely if, on or before the date such payment is due, Tenant shall deposit Tenant's check in the amount due backed by good funds in the United States Mail, properly packaged, and addressed to Landlord at Landlord's Address for notice purposes as provided for herein.

5. Pay, as additional Rent, when due, all other amounts due from Tenant to Landlord under this Lease.

6. Pay a late charge of 10 percent (10%) of any Rent not received by Landlord by the fifteenth (15th) of the month in which it is due. If not paid by the fifteenth (15th) day of the month in which it is due, the Rent shall be considered overdue without further notice from the Landlord for the purposes of this paragraph.

7. Obtain and pay for all utility services used by Tenant on the Premises, as any such services shall not be provided by Landlord.

8. Allow Landlord to enter the Premises to perform Landlord's obligations,

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inspect the Premises, and show the Premises to prospective purchasers or tenants.

9. Maintain the Premises in working order substantially the equivalent of its working order on the date hereof.

10. Repair any damage to the Premises caused by Tenant.

11. [Intentionally removed.]

12. Maintain insurance on the Premises, naming Landlord as an additional insured and loss payee, which shall include at a minimum ("Insurance"):

a) $1,000,000 land and water contaminant or pollutant cleanup, removal and disposal;

b) Property coverage at 100% replacement cost;

c) General liability equal to or greater than the then current Option Price (as defined below); and

d) Workers compensation insurance in an amount reasonably acceptable to insure all employees and/or subcontractors of Tenant and its affiliates, as determined by the Landlord in its sole determination.

Tenant shall provide Landlord evidence of the Insurance, satisfactory to the Landlord in its sole determination, no more than seven (7) days after the Commencement Date (the "Insurance Date"). If the Tenant has not provided the Landlord evidence of the Insurance by the Insurance Date, the Landlord shall be authorized to obtain the Insurance on behalf of the Tenant and the Tenant shall pay the Landlord two (2) times the actual cost of such Insurance within ten (10) days of the date that the Landlord acquires such Insurance.

Landlord shall have the right to review the Insurance in place from time to time, upon thirty (30) days prior written notice to Tenant.

13. Maintain casualty insurance on Tenant's personal property on the Premises.

14. Deliver certificates of insurance to Landlord within Ten (10) days after written request therefor.

15. Indemnify, defend, and hold Landlord harmless from any loss, expense, attorney's fees, court and other costs, or claims arising solely out of Tenant's use, or Tenant's customers', employees', agents', guests' or invitees' use, of the Premises, and in no way related to the transactions comprising or related to the acquisition of any interest in the Premises by Landlord or Tenant. Further, Tenant specifically agrees to be responsible for and indemnify and hold Landlord harmless from any and all damages or

expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at or from the Premises, other than by or on behalf of Landlord.

16. Vacate the Premises on termination of this Lease.

17. On reasonable request, execute an estoppel certificate that states the Commencement Date and Termination Date of the Lease, identifies any amendments to the Lease, describes any rights to extend the Term or purchase rights, lists defaults by Landlord, and provides any other information reasonably requested.

18. Allow prospective purchasers of the Premises to conduct reasonable due diligence inspections of the Premises which do not interfere with Tenant's use of the Premises. This right shall be recurring and be subject to giving reasonable advanced notice. Such inspections shall be at the sole risk and expense of the prospective purchasers, and Tenant shall neither suffer any liabilities or loss for, nor have any indemnity obligation related to, those inspections.

19. Pay all ad valorem and other taxes and other general and special assessments levied against the Premises as and when they become due. Tenant shall provide proof of payment of such amounts to Landlord within ten (10) business days after demand therefor by Landlord. If such levies become overdue, Landlord may pay them, and Tenant shall promptly reimburse Landlord within ten (10) business days after demand therefor by Landlord.

20. Use and operate the Premises in compliance with all federal, state and local laws, statutes, ordinances, rules and regulations (including, without limitation, all environmental, health and safety laws, statutes, ordinances, rules and regulations) and in accordance with generally accepted industry operating method and practices. Specifically, but not limited to, the requirements to adhere to federal OSHA regulations as presently in effect, related to Hazardous Materials (as defined below).

21. Use its best efforts to extend the short term contract with the Metropolitan Transit Authority of Harris County, Texas, to a term of not less than five years, on terms satisfactory to Tenant, which terms shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

B. Tenant Agrees not to -

1. Use the Premises for any purpose other than that stated in this Lease.

2. Create a nuisance.

3. Permit any waste.

4. Use the Premises in any way that would prevent Tenant from being able to maintain the insurance on the Premises required hereby.

5. Take any action which would lawfully give rise to the imposition of a lien on the Premises, except liens that arise as a matter of law to secure obligations which are not overdue, so long as Tenant timely discharges those obligations, and except for any liens against Tenant's interest in the Premises.

6. Assign this Lease or master sublease any portion of the Premises without Landlord's written consent, which consent shall not be unreasonably withheld, except to grant a lien or security interest encumbering Tenant's interest in the Premises, which does not require Landlord's written consent.

C. Landlord agrees to -

1. Deliver to Tenant quiet possession of the Premises beginning on the Commencement Date and ending on the Termination Date.

2. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition, and occupancy of the Premises.

3. Pay when due any and all amounts due and owing by Landlord and perform when due any and all other obligations owed by Landlord, the nonperformance of which would confer the right to foreclose, judicially or otherwise, on all or any part of the Premises under any mortgage, lien, security interest, or other similar encumbrance or interest ("Lien Default"). Tenant shall have the right to cure any such Lien Default on behalf of Landlord. If Tenant cures any Lien Default by Landlord, Landlord shall be obligated to pay to Tenant the amount expended by Tenant in curing such Lien Default within ten (10) days after written notice of same by Tenant.

4. Name Tenant as an additional insured on any liability, casualty, or other insurance policy Landlord may obtain related to the Premises.

D. Landlord agrees not to –

1. Interfere with Tenant's quiet and peaceful enjoyment and possession of the Premises as long as Tenant is not in material default of this Lease or the terms and conditions contained herein.

2. Perform any construction on or near the Premises which would interfere with Tenant's business on the Premises (unless pre-approved by Tenant, which approval shall not be unreasonable withheld).

3. Sell, convey, assign, sublease or transfer the Premises, or any part thereof without the consent of Tenant, Any sale, conveyance, assignment, sublease or transfer consented to by Tenant shall be made expressly subject to this Lease and the "Option," as that term is hereinafter defined, shall include an express assumption by the transferee of Landlord's obligations in connection with this Lease and the Option, and shall provide for the continuing liability of Landlord for the performance of its obligations under this

Lease, Any sale, conveyance, assignment, or transfer in violation of the provisions of this paragraph shall be null and void and of no further force or effect.

E. Landlord and Tenant agree to the following:

1. *Alterations.* Tenant shall provide Landlord at least thirty (30) days prior written notice of its intention to make any physical addition, improvements or changes to the Premises ("Improvements"), all of which Improvements must be pre-approved in writing by the Landlord. Any physical additions or improvements to the Premises made by Tenant and approved by Landlord as described above will not become the property of Landlord so long as such improvements may be removed from the Premises without commercial damage thereto. Within a reasonable time, but not exceeding two (2) months after the termination of this Lease, and at Tenant's expense, Tenant shall remove any such physical additions and improvements to the Premises made by the Tenant. If Tenant fails to comply with such removal obligation as to any such property, such property shall become the property of Landlord upon the expiration of such 2-month period.

2. *Offset.* Tenant shall be entitled to offset against any Rent any and all amounts due and owing from Landlord to Tenant under this Lease at the time such Rent would otherwise be due and payable. If Tenant exercises the Option, the "Option Price," as that term is hereinafter defined, shall be reduced and offset by any and all amounts due and owing by Landlord to Tenant under this Lease when the purchase and sale pursuant to the Option is closed.

3. [Intentionally removed].

4. *Condemnation.*

a. In the event of a condemnation or a purchase in lieu of condemnation of the Premises either in whole or in part while this Lease is in effect, Tenant shall have no right to any of the proceeds of such condemnation. All proceeds of such condemnation or purchase shall be deducted from the Option Price;

b. In the event of a condemnation or purchase in lieu of condemnation of less than the entire Premises during this Lease, such partial condemnation or purchase shall not terminate this Lease, including the Option, if it does not result in any material interruption of Tenant's business on the Premises;

c. In the event of a condemnation or purchase in lieu of condemnation of less than the entire Premises during this Lease which results in a material interruption of Tenant's business on the Premises, Tenant shall have the option, but not the obligation, to terminate this Lease. If Tenant elects not to terminate this Lease, Tenant shall not be entitled to any reduction of Monthly Rent. If Tenant elects to terminate this Lease, Tenant shall have no further obligation hereunder; or

d. In the event of a condemnation or purchase in lieu of condemnation

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of the entirety of the Premises during this Lease, this Lease shall terminate, and Tenant shall have no further obligation hereunder.

6. *Uniform Commercial Code.* Tenant grants Landlord a security interest in Tenant's personal property now or subsequently located on the Premises to secure Tenant's obligation to pay Rent. This Lease is a security agreement under the Uniform Commercial Code. Landlord may file a copy of this Lease as a financing statement or execute and file a financing statement on behalf of Tenant.

7. *Environmental Matters.* Throughout the term of this Lease, Tenant shall prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to, or from the leased Premises other than in strict compliance with all applicable federal, state, and local laws, rules, regulations, and orders. For purposes of this provision, the term "Hazardous Materials" shall mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any applicable local, state, or federal law, rule, regulation, or order. Tenant shall indemnify, defend, and hold Landlord harmless from and against (a) any loss, cost, expense, claim, or liability whatsoever arising out of any investigation, litigating or defending, monitoring, clean-up, containment, removal, storage, or restoration work (herein referred to as "Remedial Work") required by, or incurred by Landlord or any other person or party in a reasonable belief that such Remedial Work is required by any applicable federal, state or local law, rule, regulation or order, or by any governmental agency, authority, or political subdivision having jurisdiction over the Premises, and (b) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the Premises. In the event any Remedial Work is so required under any applicable federal, state, or local law, rule, regulation or order, Tenant shall perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation, or order. In the event Tenant shall fail to commence the Remedial Work, or shall fail to prosecute the Remedial Work to completion as required by such law, rule or regulation, such failure shall constitute an event of default on the part of Tenant under the terms of this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause the Remedial Work to be performed, and Tenant shall promptly reimburse Landlord for the cost and expense thereof within ten (10) days after written demand therefore.

8. *Permits, Contracts and Insurance Policies.* Tenant shall assign the rights to any and all permits, management contracts, insurance policies and customer contracts which Tenant or any related party to Tenant (including Adino, as defined herein) hold or are party to in connection with the use and operation of the Premises (the "Contracts" and the "Contract Assignment") evidenced by documentation reasonably acceptable by Landlord. The Contract Assignment shall state that the assignment shall take effect only in the event of the default by Tenant of the terms and conditions of this Lease and the Contracts shall remain vested in the Landlord until and unless a default by Tenant of the terms and conditions of this Lease occurs. In the event the Tenant exercises the Option,

the Contract Assignment shall be of no effect and shall promptly be cancelled by Landlord upon the Closing.

9. *Right of First Refusal.* Landlord shall have a right of first refusal to provide any private financing and/or real-estate financing to the Tenant (or the Tenant's Parent, Adino Energy Corporation ("Adino"), references in this Section to "Tenant" shall include Adino) during the Term of this Lease ("Fund Raising")) and to purchase any real-estate of Tenant which is sold by Tenant (each a "Sale") during the Term of this Lease (the "Right of First Refusal"). The Tenant agrees to provide the Landlord with advanced written notice at least fifteen (15) days prior to any Fund Raising or Sale, which notice shall include the terms and conditions of any proposed Fund Raising or Sale, the parties involved and any term sheets, letters of intent or similar documentation evidencing such proposed Fund Raising or Sale, during which period, the Landlord shall have the sole right to exercise its Right of First Refusal to consummate the Fund Raising or the Sale on substantially similar terms as the Fund Raising or Sale. Additionally, the Landlord shall have a right of first refusal to participate in any future real-estate endeavors of Tenant which Tenant may undertake during the Term of this Lease ("Future Business"). The Tenant agrees to provide the Landlord with advanced written notice at least fifteen (15) days prior to the start of or funding of any Future Business, which notice shall include the terms and conditions of any proposed Future Business and any documentation Landlord may require to decide whether or not to exercise its right of first refusal, during which period, the Landlord shall have the sole right to participate in such Future Business and to purchase and/or own any Future Business up to 100% of the total ownership of any Future Business on terms mutually agreeable to Tenant and Landlord.

10. *Default by Landlord/Events.* Landlord shall be considered in default under this Lease if and only if:

a. Landlord fails to comply with its obligations under paragraph C.4 above; or

b. Landlord fails to perform any other covenant or obligation imposed on Landlord hereunder no later than thirty (30) days after Tenant has given Landlord notice of such failure.

11. *Default by Landlord/Tenant's Remedies.* In the event of Landlord's default, Tenant shall be entitled to avail itself of all remedies provided for by law.

12. *Default by Tenant/Events.* Tenant shall be considered in default under this Lease if and only if:

a. Tenant fails to pay Rent within twenty (20) days after same is due and payable as provided for herein;

b. Tenant abandons or vacates a substantial portion of the Premises;

c. Tenant fails to perform any other covenant or obligation imposed

on Tenant no later than thirty (30) days after such performance is required to be made pursuant to this Lease (other than the payment of Rent, which is subject to a separate cure period as provided above), but in the event such performance is not reasonably practicable within said thirty (30) day period, then at such time as compliance is reasonably practicable but not to exceed one hundred twenty (120) days; or

d. An involuntary petition is filed against Tenant under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import or whenever a receiver of Tenant, or of all or substantially all of the property of Tenant, shall be appointed without acquiescence, and such petition or appointment is not discharged or stayed within sixty (60) days after the happening of such event; or Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under, any bankruptcy or insolvency law, or seek relief under any other law for the benefit of debtors.

13. *Default by Tenant/Landlord's Remedies.* Landlord's remedies for Tenant's default are to (a) enter, and/or have its agents or representatives, without further demand or notice, enter and take possession of the Premises and remove all persons and property therefrom with or without process of law, without being deemed guilty of any manner of trespass, after which Landlord may relet the Premises on behalf of Tenant and receive the Rent directly by reason of the reletting, and Tenant agrees to reimburse Landlord for any expenditures made in order to relet; (b) enter the Premises and perform Tenant's obligations; and (c) terminate this Lease by written notice and sue for damages.

14. *Default/Waiver/Mitigation.* It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays in taking any action, Pursuit of any remedies set forth in this Lease does not preclude pursuit of other remedies in this Lease or provided by law. Tenant, but not Landlord, shall have a duty to mitigate damages.

15. *Option to Purchase Premises.* Landlord hereby grants Tenant the option to purchase the Premises (the "Option") on the following terms and conditions:

a. *Option Period.* The Tenant may exercise the Option at any time from the Commencement Date through and including the sixtieth (60th) day before the Termination Date. If the Option is not exercised on or before the sixtieth (60th) day before the Termination Date, the Option shall expire.

b. *Option Price.* The purchase price to be paid by the Tenant to the Landlord for the Premises if the Option is exercised and date the Option is consummated and the closing of the purchase of the Premises occurs (the "Purchase Date") during the initial year of the Term (the "Option Price") is Seven Million Seven Hundred and Seventy-Five Thousand Five Hundred and Fifty-Two and No/100 Dollars ($7,775,552.00). Provided however that if the Purchase Date occurs:

i. During the second year of the Term (October 1, 2009 through October 1, 2010) the Option Price shall be increased by One

Million Dollars ($1,000,000);

ii. During the third year of the Term (October 1, 2010 through October 1, 2011) the Option Price shall be increased by Two Million Dollars ($2,000,000);

iii. During the fourth year of the Term (October 1, 2011 through October 1, 2012) the Option Price shall be increased by Three Million Dollars ($3,000,000); and

iv. During the fifth year of the Term (October 1, 2012 through October 1, 2013) the Option Price shall be increased by Four Million Dollars ($4,000,000).

Provided further, that no part of the Rent shall be applied towards the Option Price.

c. *Exercise of Option* Tenant may exercise the Option by signing and delivering to Landlord the Purchase and Sale Agreement in the form attached to this Lease as Exhibit "B" before the expiration of the Option. Delivery shall be in accordance with the notice provisions of this Lease. Upon receipt of the Purchase and Sale Agreement signed by Tenant, Landlord shall be bound thereby regardless of Landlord's execution. Landlord shall nevertheless execute and return the original Purchase and Sale Agreement to Tenant.

d. *Extension of Lease.* Upon Tenant's exercise of the Option, this Lease shall continue until the closing of the purchase (the "Closing") occurs pursuant to the Purchase and Sale Agreement.

e. *No Material Default.* Tenant may not exercise the Option at such time as Tenant is in material default under this Lease.

f. The Tenant shall be responsible for the payment of any broker's fee or commission to any brokers engaged by Tenant.

g. The Closing of the purchase pursuant to the Option, if exercised, must be completed by the time provided for in the Purchase and Sale Agreement.

h. *Forfeiture of Option.* In the event that Tenant fails to pay any amount due under this Lease within thirty (30) days of the date such amount is due (subject to any cure period provided herein), Tenant shall forfeit its right to the Option and such Option shall no longer be exercisable by Tenant.

16. *Landlord's Inspection.* From time to time, but only after giving Tenant reasonable advanced notice, Landlord shall have the right to enter unto the Premises in order to inspect the condition of the Premises, so long as such inspection does not

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unreasonably interfere with Tenant's business.

17. *Holdover.* If Tenant does not vacate the Premises following termination of this Lease, Tenant will become a tenant at will and must vacate the Premises on receipt of notice from landlord. No holding over by Tenant, whether with or without the consent of Landlord, will extend the Term.

18. *Alternative Dispute Resolution.* Landlord and Tenant agree to mediate in good faith before filing a suit for damages or other remedy.

19. *Attorney's Fees.* If either party retains an attorney to enforce its rights under this Lease, the party prevailing in litigation is entitled to recover reasonable attorney's fees and court costs.

20. *Venue.* Venue is in the county in which the Premises are located.

21. *Entire Agreement.* This Lease, including the Option, together with the attached exhibits and riders, is the entire and fully integrated agreement of the parties regarding the subject matter hereof, and there are no oral representations, warranties, agreements, or promises pertaining to this Lease or the Option or to any expressly mentioned exhibits and riders not incorporated in writing in this Lease.

22. *Amendment of Lease.* This Lease, including the Option, may be amended only by an instrument in writing signed by Landlord and Tenant.

23. *Warranties,* THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES THAT EXTEND BEYOND THOSE EXPRESSLY STATED IN THIS LEASE. Landlord expressly warrants the following:

a. Landlord has good title to the Premises free of encumbrances except those encumbrances in favor of Founders Bank (the "Bank") granted by the Landlord to secure payment for the purchase of the Premises, or any part thereof, by Landlord.

b. Before executing this Lease, Landlord and Tenant became fully informed of the terms, contents, conditions, and effect of this Lease and the Option.

c. This Lease, including the Option, is a valid contract and is fully binding on Landlord and its heirs, representatives, successors, and assigns. Landlord shall be able to transfer this Lease to any subsequent purchaser of the Premises, which right to sell the Premises by Landlord shall be in the Landlord's sole determination, subject only to such purchaser's consent to be bound by the terms and conditions of this Lease and the Option described herein.

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d. No promise or representation of any kind has been made by Tenant to Landlord or to anyone acting for Landlord in connection with the matters covered hereby, except as may be expressly stated in this Lease, including the Option.

e. Neither the execution of this Lease by Landlord nor Landlord's performance of any obligations of Landlord hereunder violate the terms of, or constitute a breach or default under any other agreement or understanding to which Landlord is a party or by which Landlord is bound.

f. Neither the execution of this Lease by Tenant nor Tenant's performance of any obligations of Tenant hereunder violate the terms of, or constitute a breach or default under any other agreement or understanding to which Tenant is a party or by which Tenant is bound.

g. Landlord has consulted with, an attorney or attorneys of its choice prior to the execution of this Lease, understands the terms and conditions of this Lease, including the Option, agrees to abide by it, and voluntarily executes it without any reservation, by its own choice and judgment, and without duress or other influence.

h. Tenant has consulted with an attorney or attorneys of its choice prior to the execution of this Lease, understands the terms and conditions of this Lease, including the Option, agrees to abide by it, and voluntarily executes it without any reservation, by its own choice and judgment, and without duress or other influence.

i. Landlord has the power and authority to execute, deliver, and perform its obligations under this Lease, including the Option.

j. Tenant has the power and authority to execute, deliver, and perform its obligations under this Lease, including the Option.

24. *Notices.* All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Lease shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such party at the address shown for such party below. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon such date as delivery is confirmed by the United States Post Office or such overnight mail courier. Notwithstanding the foregoing to the contrary, notice shall be deemed not given unless and until a copy thereof has been received by the

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party to who the notice was provided and such party's counsel as follows:

If to Landlord:

Lone Star Fuel Storage and Transfer LLC
2503 South Blvd.
Houston, Texas 77098

With a copy to:

The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401

If to Tenant:

Intercontinental Fuels, LLC
17617 Aldine-Westfield Road
Houston, Texas 77073

With a copy to:

____
____
____

Any address for notice or delivery may be changed by written notice delivered as provided herein, effective ten (10) days after giving such notice of change.

25. *Indemnification*. Tenant shall indemnify, hold harmless and defend Landlord, its officers, directors, employees and agents from such civil penalties, claims and causes of action (including cost of defense, settlement, and reasonable attorney fees and costs of witnesses and experts) as may be brought on account of death or bodily injury to any person; destruction, or damage, to any property; injury to, destruction of, or loss of, natural resources; or any violation of federal or state law, regulation, or municipal ordinance, which result from, or arise out of the actions or omissions of Tenant, its officers, directors, contractors, employees, invitees or anyone else taking action, or who took action on behalf of or at the request of Tenant. This indemnification shall survive the termination of this Lease.

26. *No Brokers*. Landlord and Tenant each represent and warrant that neither has used a broker in connection with this Lease.

27. *No Partnership*. This Lease is not intended to create, and shall not be construed as creating a joint venture, partnership, or association between Landlord and Tenant. Each party to this Lease has its respective rights as to each other in the Premises only by virtue of this Lease, and no other agreement or understanding.

28. [Intentional removed.]

29. *Further Assurances.* Landlord and Tenant agree that they shall execute such additional documents and take such actions as are reasonable necessary or helpful to effectuate the purposes of this Lease, including the Option.

30. *Binding Effect.* This Lease, including the Option, shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors, administrators, and assigns, except to the extent transfer is expressly prohibited hereby.

31. *Invalid Provisions; Severability.* If any provision of this Lease, including the Option, is held to be illegal, invalid, or unenforceable under present or future law: (1) such provision shall be fully severable; (2) this Lease, including the Option, shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Lease; and (3) the remaining provisions of this Lease, including the Option, shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Lease.

32. *Headings.* The headings of the paragraphs contained in this Lease are for convenience only and shall not be taken into account in determining the meaning of any provision of this Lease.

33. *Construction.* This Lease, including the Option, shall be construed without regard to the identity of the party that drafted any provision hereof. Any rule of construction that a document is to be construed against the drafting party shall not be applicable. The parties hereto agree that the terms of this Lease, including the Option, are the product of negotiation and that no provision of this Lease, including the Option, shall be construed against any party by virtue of the fact that such party may have drafted all or any part of the provision. In this Lease, including the Option, the singular includes the plural, and vice versa.

34. *Counterparts.* This Lease may be signed in counterparts, which when taken together shall have the effect of a single instrument This Lease, however, shall not be binding on any signing party unless and until signed by Landlord and Tenant. A faxed signature shall be deemed to be the equivalent of an original.

[Remainder of page left intentionally blank. Signature page follows]

LANDLORD:

LONE STAR FUEL STORAGE AND TRANSFER LLC

By: [signature], AGENT AND ATTORNEY IN FACT FOR DAVID GREEN

Its: PRESIDENT

Printed Name: ABRAHAM TIGH

TENANT:

INTERCONTINENTAL FUELS, LLC

By: [signature]

Its: PRESIDENT/CEO

Printed Name: B.J. BURNEY

STATE OF TEXAS §
§
COUNTRY OF HARRIS §

This instrument was acknowledged before me on the 30 day of Sept., 2008, by A. Tigh. Powr Atty the Pres. of Lone Star Fuel Storage and Transfer LLC, a Texas limited liability company, on behalf of said company.

JAMES PUTNAM
Notary Public, State of Texas
My Commission Expires 06-22-2009

[signature]
Notary Public
Printed Name: ____________________

STATE OF TEXAS §
§
COUNTRY OF HARRIS §

This instrument was acknowledged before me on the 30 day of SEPT, 2008, by B.J. Burney the Pres. of Intercontinental Fuels, LLC, a Texas limited liability company, on behalf of said company.

JAMES PUTNAM
Notary Public, State of Texas
My Commission Expires 06-22-2009

[signature]
Notary Public
Printed Name: ____________________

EXHIBIT "A"
TO
AGREEMENT OF PURCHASE AND SALE

Description of Land

A tract of land containing 10.479 acres in the Juan Maldonado Survey, A-589, Harris County, Texas, being the same lands described in deed recorded in the Real Property Records at Harris County in Substitute Deed to J.F.T.C., Inc. recorded under Clerk's File No. R-732773, said 10.479 acres being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8" iron rod (found) for the northeast corner of the herein described tract in the west right-of-way line at Aldine-Westfield Road (80 feet in width), said point being the southeast corner of a tract containing 10.0369 acres described in deed recorded under Clerk's File No. S-477821;

THENCE S 01 deg 56 min 28 sec E along the west line of Aldine-Westfield Road, a distance of 40.08 feet (called S 01 deg 30 min 25 sec E - 40.01 feet) (found) for a corner. Said point being the most easterly northeast corner of a tract containing 23.5518 acres to A-C Acquisition Corp. described in deed recorded under Clerk's File No. S-625501;

THENCE S 89 deg 54 min 06 sec W along the said 23.5518 acre tract, a distance of 762.33 feet to a 1/2" iron rod (set) for a corner;

THENCE S 01 deg 09 min 47 sec E, a distance of 40.00 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg 54 min 07 sec W, a distance of 30.00 feet to a 1/2" iron rod (set) for a corner;

THENCE N 01 deg 09 min 47 sec E, a distance of 40.00 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg. 54 min 07 sec W, a distance of 153.67 feet to a 1/2" iron rod (set) for an interior corner of the herein described tract;

THENCE S 00 deg 19 min 09 sec W, a distance of 96.24 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg 54 min 07 sec W, a distance of 26.71 feet to a 1/2" iron rod (set) for a corner;

THENCE S 00 deg 24 min 22 sec E., a distance of 348.01 feet to a 1/2" iron rod (set) for the southerly southeast corner of the herein described tract, said point being an interior corner of the said 23.5518 acre tract;

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THENCE 89 deg 57 min 42 sec W, along the westerly north line of the said 23.5518 acre tract, a distance of 853.03 feet (called 856.05 feet) to a 5/8" iron rod (found) for the southwest corner of the herein described tract, said point being the most westerly northwest corner of the said 23.5518 acre tract, and being the southeast corner of a tract containing 3.542 acres described in deed recorded in Volume 5689, Page 157 of the Deed Records of Harris County;

THENCE N 00 deg 50 min 28 sec W along the east line of the said 3.542 acre tract, a distance of 483.48 feet (called N 00 deg 27 min 35 sec W - 483.35 feet) to a 5/8" iron road (found) for the northwest corner of the herein described tract;

THENCE N 89 deg 54 min 07 sec E along the south line of the 10.0639 acre tract, a distance of 1829.53 feet (called 1829.65 feet) to the Point of Beginning.

AK

BGB

AGREEMENT OF PURCHASE AND SALE

STATE OF TEXAS §

COUNTY OF HARRIS §

THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") by and between LONE STAR FUEL STORAGE AND TRANSFER LLC, a Texas limited liability company ("Seller") and INTERCONTINENTAL FUELS, LLC, a Texas limited liability company, whose address is 17617 Aldine-Westfield Road, Houston, Texas 77073 ("Buyer") is made and entered into as of the "Effective Date," as that term is hereinafter defined. Seller and Buyer shall sometimes hereinafter be referred to as a "Party," in the singular, and the "Parties," collectively.

W I T N E S S E T H:

Whereas, Seller and Buyer entered into that certain Lease with an Option to Purchase (the "Lease") dated effective ___________, 2008, as Landlord and Tenant therein, whereby Seller leased to Buyer and Buyer leased from Seller land described on Exhibit "A" attached hereto, located at the street address of 17617 Aldine-Westfield Road, Houston, Texas 77073, together with any and all improvements, buildings, fixtures, and equipment located thereon and all appurtenances thereto (the "Premises"); and

Whereas, the Lease grants to Buyer an option (the "Option") to purchase from Seller the Premises in accordance with the terms and conditions provided for in the Lease with respect to the Option;

Whereas, Buyer has exercised the Option; and

Whereas, pursuant to the provisions of the Lease, Seller and Buyer have entered into this Purchase and Sale Agreement in connection with Buyer's purchase of the Premises pursuant to the Option.

Now, therefore, for and in consideration of the foregoing premises and in further consideration of the mutual covenants and promises set forth below in this Agreement, the Parties mutually covenant and agree as follows:

1. Purchase and Sale of the Premises. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, for the "Purchase Price," as that term is hereinafter defined, and subject to and on each and every term and condition set forth in this Agreement, good, marketable, and indefeasible title to the Premises, including, but not limited to the following:

a. All of the buildings, improvements, fixtures, personal property, furniture, furnishings, and equipment now located in or on the Premises, including but not limited to those items more particularly described in Exhibit "B" hereto.

KI.

BOB

b. All intangible property now or after the date of execution of this Agreement owned or held by Seller connected with the business conducted on the Premises or with the use of the Premises, including but not limited to, any leases, contracts, and telephone exchange numbers relating to the Premises.

2. Purchase Price.

2.01. Purchase Price. The purchase price (the "Purchase Price") to be paid by Buyer to Seller will be Seven Million Seven Hundred and Seventy-Five Thousand Five Hundred and Fifty-Two and No/100 Dollars ($7,775,552.00), if the Closing occurs during the twelve (12) month period between the effective date of the Lease and the one (1) year anniversary date of the effective date of the Lease (October 1, 2008 through October 1, 2009); provided that

a. During the second year of the term of the Lease (the "Term)(October 1, 2009 through October 1, 2010) the Purchase Price shall be increased by One Million Dollars ($1,000,000);

b. During the third year of the Term (October 1, 2010 through October 1, 2011) the Purchase Price shall be increased by Two Million Dollars ($2,000,000);

c. During the fourth year of the Term (October 1, 2011 through October 1, 2012) the Purchase Price shall be increased by Three Million Dollars ($3,000,000); and

d. During the fifth year of the Term (October 1, 2012 through October 1, 2013) the Purchase Price shall be increased by Four Million Dollars ($4,000,000); provided further that:

The Buyer shall be responsible for the payment of any broker's fee or commission to any brokers engaged by Buyer.

2.02. Earnest Money Deposit. In connection with the execution of this Agreement, the Buyer agrees to provide the Seller an "Earnest Money Deposit" of three percent (3%) of the then Purchase Price, which amount shall be credited against the total Purchase Price payable by Buyer at Closing. In the event the Closing does not occur for any reason, other than a material breach by the Seller, the Earnest Money Deposit shall be retained by the Seller as liquidated damages, which the parties agree is not a penalty, but a good faith estimate of the damages that will occur to Seller in the event the Agreement does not close.

3. Commitment. Within 20 days after the Effective Date, Seller shall furnish to Buyer a commitment for title insurance (the "Commitment") issued by ______________________________ (the "Title Company") and, at Buyer's expense, legible copies of restrictive covenants and documents evidencing exceptions in the Commitment (the "Exception Documents") other than the standard printed exceptions contained in the Texas Standard Form Owner Policy of Title Insurance. Seller authorizes the Title Company to deliver the Commitment and Exception Documents to Buyer at Buyer's address shown above. If the

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Commitment and Exception Documents are not delivered to Buyer within the specified time, the time for delivery and the Closing will be automatically extended by the number of days between the specified time and the date of actual delivery.

4. Closing.

4.01. Closing Date and Place. The closing of the sale under this Agreement (the "Closing") will be on or before the ninetieth (90th) day after the Effective Date (the "Closing Date"), but in no event later than October 1, 2015, unless the failure to close by such date is the result of Seller's default or failure to cure an objection. The Closing shall occur at the offices of the Title Company.

4.02. Obligations at Closing.

a. At Closing, Seller shall deliver to Buyer at Seller's sole cost and expense, except as otherwise provided for in this Paragraph:

1. A Special Warranty Deed executed by Seller in the form attached hereto as Exhibit "C" conveying title to the Premises, excluding personal property, to the Buyer, warranting title, and showing no exceptions other than those permitted in Paragraph 3.03;

2. A Bill of Sale in the form attached hereto as Exhibit "D" executed by Seller transferring to Buyer the personal property on the Premises;

3. At Buyer's expense, an owner's policy of title insurance (the "Title Policy") issued by the Title Company in the amount of the Purchase Price, dated at or after Closing, insuring Buyer against loss under the provisions of the Title Policy, subject only to those matters to which the General Warranty Deed will be subject, as provided for in this Agreement, and the standard printed exceptions contained in the Texas Standard Form Owner Policy of Title Insurance; provided, however, that Buyer, at Buyer's expense, may have the standard printed exception as to discrepancies, conflicts, shortages in area, boundary lines, or encroachments or protrusions, or any overlapping of improvements, amended to read, "shortages in area;"

4. Tax statements or certificates showing no delinquent taxes on the Premises; and

5. Physical possession of the Premises free and clear of all tenancies of any kind and parties in possession, except such tenancies and possession as are pursuant to agreements with Buyer.

b. At Closing Buyer shall pay the Purchase Price to Seller, along with the prorated portion of any and all rents which would become due prior to Closing for the month in which Closing occurs, by cashier's or certified check or by the check of the Title Company.

At Closing, Seller and Buyer shall execute and deliver any notices, statements, certificates, affidavits, releases, loan documents, and other documents required of them by this Agreement, the Commitment, or law, necessary for the Closing of the sale and the issuance of the Title Policy.

4.03. Survival. All covenants, representations, and warranties in this Agreement survive Closing. Additionally, the terms and conditions of Section 9 of the Lease describing the Seller's "right of first refusal" to provide funding to and/or participate in any future business of the Buyer (as more specifically set forth therein), which terms and conditions shall be incorporated by reference herein and be considered a required and necessary term of this Agreement, shall survive the Closing for a term of two (2) years following the Closing date. Additionally, those provisions of this Agreement which specifically provide that they shall survive the Closing shall survive the Closing as provided herein.

5. Settlement and Other Expenses. Except to the extent otherwise provided for herein, Buyer shall pay all expenses of Closing.

6. Prorations and Rollback Taxes.

6.01. Prorations. Ad valorem and similar taxes and assessments relating to the Premises will be prorated between Seller and Buyer as of the Closing Date, Seller being charged and credited for the same up to such date and Buyer being charged and credited for the same on and after such date. If the actual amounts to be prorated are not known at Closing, the prorations will be computed on the basis of the best evidence then available.

6.02. Rollback Taxes. If this sale or Buyer's use of the Premises after Closing results in the assessment of additional taxes, penalties, or interest ("Assessments") for periods prior to Closing, the Assessments will be the obligation of Buyer. If Seller's change in use of the Premises prior to Closing or denial of a special use valuation on the Premises claimed by Seller results in Assessments for periods prior to Closing, the Assessments will be the obligation of Seller. Obligations imposed by this Paragraph will survive Closing.

7. Remedies. In the event of default by either Party, the non-defaulting Party shall be entitled to all remedies available at law or in equity, including, but not limited to specific performance.

8. No Brokers. Each Party represents and warrants to the other that it has not utilized a real-estate broker in connection with this Agreement or the Premises and is not obligated to pay any commissions in connection therewith, except as provide herein, or as required to be paid by Buyer at its sole cost.

9. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such party at the address shown for such party below. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed

by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon such date as delivery is confirmed by the United States Post Office or such overnight mail courier. Notwithstanding the foregoing to the contrary, notice shall be deemed not given unless and until a copy thereof has been received by the party to who the notice was provided and such party's counsel as follows:

If to Seller:

Lone Star Fuel Storage and Transfer LLC
2503 South Blvd.
Houston, Texas 77098

With a copy to:

The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401

If to Buyer:

Intercontinental Fuels, LLC
17617 Aldine-Westfield Road
Houston, Texas 77073

With a copy to:

____
____
____

Any address for notice or delivery may be changed by written notice delivered as provided herein, effective ten (10) days after giving such notice of change.

10. Condemnation. If prior to the Closing all or any part of the Premises should be taken by eminent domain or condemnation or should any notice be given that any entity with the power of eminent domain desires to take all or any portion of the Premises, Seller will immediately notify Buyer in writing. Buyer will have 7 days from receipt of such notice in which to elect to either terminate this Agreement or proceed to Closing. If within such 7-day time period Buyer elects to terminate this Agreement, then Buyer shall no longer be obligated hereunder to purchase the Premises. If Buyer fails to notify Seller that it wishes to terminate this Agreement within such time period, then Closing will occur as otherwise provided, but Seller

will assign to Buyer at Closing all of Seller's rights to any condemnation awards or other proceeds payable in respect of the taking in question.

11. Destruction. If prior to the Closing all or any part of the Premises should be damaged or destroyed other than by Buyer, Seller will immediately notify Buyer in writing. Buyer will have 7 days from receipt of such notice in which to elect to either terminate this Agreement or proceed to Closing. If within such 7-day time period Buyer elects to terminate this Agreement, then Buyer shall no longer be obligated hereunder to purchase the Premises. If Buyer fails to notify Seller that it wishes to terminate this Agreement within such time period, then Closing will occur as otherwise provided, but Seller will assign to Buyer at Closing all of Seller's rights to any proceeds payable in respect of such damage or destruction.

12. Seller's Representations and Warranties. Seller warrants and represents to Buyer that:

a. Seller now has and will have at Closing, good, marketable, and indefeasible title, in fee simple, to the Premises, and no third party, except as set forth in this Agreement, has any rights in, or to acquire the Premises, other than secured lenders of the Seller, who will be repaid prior to or concurrently with the Closing;

b. There are no (and on the date of Closing, there will not be any) actions, suits, or proceedings pending or threatened against Seller or the Premises which could materially adversely affect the Premises;

c. Seller has full right, power, and authority to execute, deliver, and perform this Agreement without the necessity of obtaining any consents or approvals of, or the taking of any other action with regard to any third parties (or if any such consents, approvals, or other action are required, the same will be accomplished at or prior to the Closing) and this Agreement, when executed and delivered by Seller and Buyer, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms;

d. To the best of seller's knowledge without inquiry, the Premises has never been the site of any activity which would violate any past or present laws of any federal, state, or local governmental body or agency, including (without limitation) all environmental laws, and no hazardous materials have ever been buried on or in the Premises. As used herein, the term "knowledge" means the present awareness, without inquiry, and does not include constructive knowledge;

e. The Premises is not located within the boundaries of any municipal utility district, public utility district, or other similar body politic;

f. The Premises is not located within any area designated as being subject to special flood hazards by the Army Corps of Engineers, the Federal Insurance

Administration, or any other agency or instrumentality having jurisdiction over the Premises;

g. The Premises has free uninterrupted access to and from a publicly dedicated street or road;

h. There is sufficient utility service available to the boundaries of the Premises (including without limitation gas, electricity, water, sewer, and telephone service);

i. The instruments attached as Exhibit "E" constitute all of the instruments or agreements which are currently in force and effect that create a mortgage, lien, or other encumbrance against the Premises, and are true, correct, and complete copies of same; and

j. No uncured default (whether declared or not), including without limitation nonpayment of any sum or nonperformance of any obligation, exists under or with regard to any mortgage, lien, or other encumbrance against the Premises or any instrument secured thereby.

13. Buyer's Representations and Warranties. Buyer warrants and represents to Seller that:

a. Buyer is not in material default of the Lease;

b. Buyer has full right, power, and authority to execute, deliver, and perform this Agreement without the necessity of obtaining any consents or approvals of, or the taking of any other action with regard to any third parties (or if any such consents, approvals, or other action are required, the same will be accomplished at or prior to the Closing) and this Agreement, when executed and delivered by Buyer and Seller, will constitute the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms; and

c. Buyer agrees that a required term of the Lease was that Buyer prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to, or from the Premises other than in strict compliance with all applicable federal, state, and local laws, rules, regulations, and orders. For purposes of this provision, the term "Hazardous Materials" shall mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any applicable local, state, or federal law, rule, regulation, or order. As such, Buyer shall continue to indemnify, defend, and hold Seller harmless from

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and against (a) any loss, cost, expense, claim, or liability whatsoever arising out of any investigation, litigating or defending, monitoring, clean-up, containment, removal, storage, or restoration work (herein referred to as "Remedial Work") required by, or incurred by Seller or any other person or party in a reasonable belief that such Remedial Work is required by any applicable federal, state or local law, rule, regulation or order, or by any governmental agency, authority, or political subdivision having jurisdiction over the Premises, and (b) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the Premises, which requirement shall survive the Closing.

14, Miscellaneous.

14.01. Entire Agreement. This Agreement supersedes any prior written or oral understandings or agreements of any kind or nature regarding the subject matter hereof. It constitutes the complete and final integration of the agreement between the Parties with respect to the subject matter hereof. It may only be amended by a written document executed by all of the Parties.

14.02. Assignability. The obligations of Seller hereunder are transferable, provided that such assigns agree to be bound by the terms and conditions herein. Buyer may assign its rights hereunder. Except to the extent transfer is prohibited, this Agreement shall inure to the benefit of and be binding on the Parties and their respective heirs, representatives, successors, and assigns.

14.03. Waiver. Rights under this Agreement may be waived only by a written document signed by the Party waiving such right or rights. Any single event of waiver in accordance with this Paragraph shall not be construed as a continuing waiver.

14.04. Construction. If the obligation of any covenant contained herein is held to be too broad to be enforced, such covenant shall be construed to create an obligation only to the full extent permitted by law, and the same shall be construed by limiting and reducing it to be enforceable to the extent compatible with the applicable law as it shall then appear, even though such construction shall conflict with the provision as written.

14.05. Captions and Headings. All captions and headings set forth in this Agreement are inserted for reference only and shall not be deemed to be a part of the instrument, nor shall they control or in any way affect the construction, interpretation, or enforcement of this instrument or any provision hereof, or be deemed indicative of the intent of any Party.

14.06. Attorney's Fees. Should any litigation be commenced between the Parties arising out of this Agreement, the transactions contemplated hereby, or the rights and duties in relation thereto, the prevailing Party shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorney's fees in such litigation, which sum shall be determined by the court in the litigation or in a separate action brought for that purpose.

14.07. Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. All obligations under this Agreement are performable in Harris County, Texas. All disputes arising from this Agreement shall be heard by courts located in Harris County, Texas.

14.08 Further Assurances. Buyer and Seller agree that they shall execute such additional documents and take such actions as are reasonable necessary or helpful to effectuate the purposes of this Agreement.

14.09 Invalid Provisions; Severability. If any provision of this Agreement, is held to be illegal, invalid, or unenforceable under present or future law: (1) such provision shall be fully severable; (2) this Agreement, shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and (3) the remaining provisions of this Agreement, shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

14.10 Headings. The headings of the paragraphs contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement.

14.11. Counterparts. This Agreement may be signed in counterparts, which when taken together shall have the effect of a single instrument. A faxed signature shall be deemed to be the equivalent of an original.

[Remainder of page left intentionally blank. Signature page follows.]

EXECUTED this ______ day of ____________________, ______ (the "Effective Date").

SELLER:

LONE STAR FUEL STORAGE AND TRANSFER LLC

By: ________________________________

Its: ________________________________

Printed Name: ______________________

BUYER:

INTERCONTINENTAL FUELS, LLC

By: ________________________________

Its: ________________________________

Printed Name: ______________________

STATE OF ____________________ §
§
COUNTY OF ____________________ §

This instrument was acknowledged before me on the _____ day of ________________, ________, by ______________, as __________ of LONE STAR FUEL STORAGE AND TRANSFER LLC, a Texas limited liability company, on behalf of said company.

____
Notary Public

STATE OF ____________________ §
§
COUNTY OF ____________________ §

This instrument was acknowledged before me on the ______ day of ________________, _______, by ____________________, as _________ of INTERCONTINENTAL FUELS, LLC, a Texas limited liability company, on behalf of said company.

____
Notary Public

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EXHIBIT "A"
TO
AGREEMENT OF PURCHASE AND SALE

Description of Land

A tract of land containing 10.479 acres in the Juan Maldonado Survey, A-589, Harris County, Texas, being the same lands described in deed recorded in the Real Property Records at Harris County in Substitute Deed to J.F.T.C., Inc. recorded under Clerk's File No. R-732773, said 10.479 acres being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8" iron rod (found) for the northeast corner of the herein described tract in the west right-of-way line at Aldine-Westfield Road (80 feet in width), said point being the southeast corner of a tract containing 10.0369 acres described in deed recorded under Clerk's File No. S-477821;

THENCE S 01 deg 56 min 28 sec E along the west line of Aldine-Westfield Road, a distance of 40.08 feet (called S 01 deg 30 min 25 sec E - 40.01 feet) (found) for a corner. Said point being the most easterly northeast corner of a tract containing 23.5518 acres to A-C Acquisition Corp. described in deed recorded under Clerk's File No. S-625501;

THENCE S 89 deg 54 min 06 sec W along the said 23.5518 acre tract, a distance of 762.33 feet to a 1/2" iron rod (set) for a corner;

THENCE S 01 deg 09 min 47 sec E, a distance of 40.00 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg 54 min 07 sec W, a distance of 30.00 feet to a 1/2" iron rod (set) for a corner;

THENCE N 01 deg 09 min 47 sec E, a distance of 40.00 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg. 54 min 07 sec W, a distance of 153.67 feet to a 1/2" iron rod (set) for an interior corner of the herein described tract;

THENCE S 00 deg 19 min 09 sec W, a distance of 96.24 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg 54 min 07 sec W, a distance of 26.71 feet to a 1/2" iron rod (set) for a corner;

THENCE S 00 deg 24 min 22 sec E., a distance of 348.01 feet to a 1/2" iron rod (set) for the southerly southeast corner of the herein described tract, said point being an interior corner of the said 23.5518 acre tract;

THENCE 89 deg 57 min 42 sec W, along the westerly north line of the said 23.5518 acre tract, a distance of 853.03 feet (called 856.05 feet) to a 5/8" iron rod (found) for the southwest corner of

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the herein described tract, said point being the most westerly northwest corner of the said 23.5518 acre tract, and being the southeast corner of a tract containing 3.542 acres described in deed recorded in Volume 5689, Page 157 of the Deed Records of Harris County;

THENCE N 00 deg 50 min 28 sec W along the east line of the said 3.542 acre tract, a distance of 483.48 feet (called N 00 deg 27 min 35 sec W - 483.35 feet) to a 5/8" iron road (found) for the northwest corner of the herein described tract;

THENCE N 89 deg 54 min 07 sec E along the south line of the 10.0639 acre tract, a distance of 1829.53 feet (called 1829.65 feet) to the Point of Beginning.

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EXHIBIT "B"
TO
AGREEMENT OF PURCHASE AND SALE

Description of Certain Buildings, Improvements, Appurtenances, and Equipment

The following describe property located at 17617 Aldine-Westfield Road, Houston, Texas 77073:

Office Trailer

3,250	SF	Office
1		HVAC
2		Plumbing
6		Steps
60	SF	Landings

Control Building / Maintenance Garage

2,250	SF	Garage
525	SF	HVAC

Concrete Roadway, Drives and Parking Areas

43,672	SF	Roadway
15,000	SF	Drives

Other Site Improvements

4,000	SF	Gravel
300	LF	Drains
400	SF	Helipad
3,200	LF	Fencing
64	SF	Sign
6,500	yd^3	Pond
		Well & Septic
		Landscape

Tankage

3	35,000 Bbl
3	Internal Float
3	15,000 Bbl
3	Internal Float
1	10,000 Bbl

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Auxiliary Tank Farm Improvements		
		Stairs & Catwalks
		Wastewater Containment
		Filter System
		Auxiliary Equipment
Bulk Fuel Loading Bays		
1		4-Arm Bay
2		2-Arm Bays
1		Scully System
1		Billing System
Fuel Distribution Pipeline		
1	mile	6" Pipeline
Other Equipment		
		Fire Suppress. System
1		Prist Injector
1		Red Dye Injector

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<u>EXHIBIT "C"</u>
<u>TO</u>
<u>AGREEMENT OF PURCHASE AND SALE</u>

Form of Warranty Deed

EXHIBIT "D"
TO
AGREEMENT OF PURCHASE AND SALE

BILL OF SALE

STATE OF TEXAS §

COUNTY OF HARRIS §

THIS BILL OF SALE dated effective as of the date last written below (the "Effective Date") by and between LONE STAR FUEL STORAGE AND TRANSFER LLC, a Texas limited liability company, whose address is 2503 South Blvd., Houston, Texas 77098 ("Seller") and INTERCONTINENTAL FUELS, LLC, a Texas limited liability company, whose address is 17617 Aldine-Westfield Road, Houston, Texas 77073 ("Buyer").

W I T N E S S E T H:

WHEREAS, Seller is desirous of transferring to Buyer, and Buyer is desirous of receiving from Seller, in accordance with the terms and conditions set forth herein, any and all personal property located on, or used in connection with the business conducted on the land more particularly described in Exhibit "A" hereto, including, but not limited to the property described on Exhibit "B" hereto to the extent same constitutes personal property.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Seller hereby grants, sells, assigns and transfers to Buyer any and all personal property located on, or used in connection with the business conducted on the land more particularly

described in Exhibit "A" hereto, including, but not limited to the property described on Exhibit "B" hereto to the extent same constitutes personal property.

2. Seller warrants title to the property by, through and under Seller, but not otherwise. **WITHOUT LIMITING THE FOREGOING LIMITED WARRANTY OF TITLE, THIS DEED AND BILL OF SALE IS MADE WITHOUT ANY WARRANTY OF ANY KIND WHETHER CONTRACTUAL, IMPLIED OR STATUTORY, AND WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, GRANTORS CONVEY THE ASSIGNED INTERESTS AS-IS, WHERE-IS AND WITH ALL FAULTS AND EXPRESSLY DISCLAIM AND NEGATE:**

(a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY,

(b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND

(c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR OF NONINFRINGEMENT.

3. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Executed effective this _____ day of _______________, ______.

SELLER:

LONE STAR FUEL STORAGE AND TRANSFER LLC

By: ______________________________

Print Name: ______________________

Title: ____________________________

17

BDB

BUYER:

INTERCONTINENTAL FUELS, LLC

By:______________________________

Its:______________________________

Printed Name:____________________

EXHIBIT "A"
TO
BILL OF SALE

Description of Land

A tract of land containing 10.479 acres in the Juan Maldonado Survey, A-589, Harris County, Texas, being the same lands described in deed recorded in the Real Property Records at Harris County in Substitute Deed to J.F.T.C., Inc. recorded under Clerk's File No. R-732773, said 10.479 acres being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8" iron rod (found) for the northeast corner of the herein described tract in the west right-of-way line at Aldine-Westfield Road (80 feet in width), said point being the southeast corner of a tract containing 10.0369 acres described in deed recorded under Clerk's File No. S-477821;

THENCE S 01 deg 56 min 28 sec E along the west line of Aldine-Westfield Road, a distance of 40.08 feet (called S 01 deg 30 min 25 sec E - 40.01 feet) to a 5/8" iron rod (found) for a corner, said point being the most easterly northeast corner of a tract containing 23.5518 acres to A-C Acquisition Corp. described in deed recorded under Clerk's File No. S-625501;

THENCE S 89 deg 54 min 06 sec W along the said 23.5518 acre tract, a distance of 762.33 feet to a 1/2" iron rod (set) for a corner;

THENCE S 01 deg 09 min 47 sec E, a distance of 40.00 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg 54 min 07 sec W, a distance of 30.00 feet to a 1/2" iron rod (set) for a corner;

THENCE N 01 deg 09 min 47 sec E, a distance of 40.00 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg. 54 min 07 sec W, a distance of 153.67 feet to a 1/2" iron rod (set) for an interior corner of the herein described tract;

THENCE S 00 deg 19 min 09 sec W, a distance of 96.24 feet to a 1/2" iron rod (set) for a corner;

THENCE S 89 deg 54 min 07 sec W, a distance of 26.71 feet to a 1/2" iron rod (set) for a corner;

THENCE S 00 deg 24 min 22 sec E, a distance of 348.01 feet to a 1/2" iron rod (set) for the southerly southeast corner of the herein described tract, said point being an interior corner of the said 23.5518 acre tract;

THENCE S 89 deg 57 min 42 sec W, along the westerly north line of the said 23.5518 acre tract, a distance of 853.03 feet (called 856.05 feet) to a 5/8" iron rod (found) for the southwest corner of the herein described tract, said point being the most westerly northwest corner of the said 23.5518 acre tract, and being the southeast corner of a tract containing 3.542 acres described in deed recorded in Volume 5689, Page 157 of the Deed Records of Harris County;

THENCE N 00 deg 50 min 28 sec W along the east line of the said 3.542 acre tract, a distance of 483.46 feet (called N 00 deg 27 min 35 sec W - 483.35 feet) to a 5/8" iron road (found) for the northwest corner of the herein described tract;

THENCE N 89 deg 54 min 07 sec E along the south line of the 10.0639 acre tract, a distance of 1829.53 feet (called 1829.65 feet) to the Point of Beginning.

EXHIBIT "B"
TO
BILL OF SALE

Description of Certain Property

AUXILIARY IMPROVEMENTS

Office Trailer

3,250	SF	Office
1	HVAC	
2	Plumbing	
6	Steps	
60 SF	Landings	

Control Building / Maintenance Garage

2,250	SF	Garage
525	SF	HVAC

Concrete Roadway, Drives and Parking Areas

43,672	SF	Roadway
15,000	SF	Drives

Other Site Improvements

4,000	SF	Gravel
300	LF	Drains
400	SF	Helipad
3,200	LF	Fencing
64 SF	Sign	
6,500	yd^3	Pond
	Well & Septic	
	Landscape	

TANK FARM

Tankage

3	35,000 Bbl
3	Internal Float
3	15,000 Bbl
3	Internal Float
1	10,000 Bbl

Auxiliary Tank Farm Improvements

	Stairs & Catwalks
	Wastewater Containment
	Filter System
	Auxiliary Equipment

ADDITIONAL TERMINAL IMPROVEMENTS & EQUIPMENT

Bulk Fuel Loading Bays

1	4-Arm Bay
2	2-Arm Bays
1	Scully System
1	Billing System

Fuel Distribution Pipeline

1 mile	6" Pipeline

Other Equipment

	Fire Suppress. System
1	Prist Injector
1	Red Dye Injector

begin on the Effective Date and end on the Expiration Date unless revoked sooner by Principal's signing an instrument revoking this power of attorney and filing it for record in the real property records of _Ft Bend__________ County, Texas. A signed and filed revocation instrument will be effective, without limitation or exception, including but not limited to being effective against a third party relying on this power of attorney without receipt of actual notice of the revocation, on the date and time of filing.

This is a durable power of attorney under chapter XII of the Texas Probate Code, which is not affected by subsequent disability or incapacity of Principal and will not lapse because of a passage of time, but it will expire on the Expiration Date.

Principal binds Principal and Principal's heirs and personal representatives to indemnify and hold Agent harmless from all claims, demands, losses, damages, actions, and expenses that Agent may sustain or incur in connection with carrying out the authority granted to Agent in this power of attorney.

THE ATTORNEY-IN-FACT OR AGENT, BY ACCEPTING OR ACTING UNDER THE APPOINTMENT, ASSUMES THE FIDUCIARY AND OTHER LEGAL RESPONSIBILITIES OF AN AGENT.

Signature

David M Green

Printed Name

STATE OF §

§

COUNTY OF Harris §

This instrument was acknowledged before me this 27 day of September, 2008, by David Green.

ANNETTE M. CHENEVERT
Notary Public, State of Texas
My Commission Expires
July 07, 2010

Notary Public, State of

C:\Documents and Settings\David\My Documents\Real Estate\Legal and Bank Docs\Legal Documents\POA\Blank POA.doc